Exhibit 99.1








CONTACTS FOR ILLUMINET:
MEDIA:
Penny Thomas, 360/493-6000
media_relations@Illuminet.com
INVESTORS:
Peter Wiederspan, 360/493-6165
investor_relations@Illuminet.com


                            ILLUMINET TO ACQUIRE NTC

  ADDS NATIONAL PLATFORM FOR REAL-TIME, PREPAID WIRELESS ACCOUNT MANAGEMENT

CREATES INFRASTRUCTURE FOR FUTURE DEVELOPMENT OF IP AND WIRELESS DATA SERVICES

                   STOCK TRANSACTION VALUED AT $84 MILLION

OLYMPIA, WASH., JUNE 13, 2000 - Illuminet Holdings, Inc. (NASDAQ:ILUM) a leading provider of advanced nationwide signaling and intelligent network services to telecommunications carriers, today announced a definitive agreement to acquire privately-held National Telemanagement Corporation (NTC), one of the largest prepaid wireless providers in the country.

NTC is a Dallas-based developer and provider of advanced application technologies for the wireless telecommunications industry, including prepaid services, real-time account management and unregistered nationwide roaming services. NTC's highly-mobile account based system enables wireless network providers to offer a wide variety of features intended to control costs and manage usage, including multiple rate plans, call blocking, voice mail, call history, calling patterns and long distance usage. NTC's services also allow providers to calculate, in real-time, how much customers have used on their accounts and provides for automatic replenishment and automatic debiting of customers' accounts.

For fiscal year 1999, NTC reported net earnings of $630 thousand, gross revenues of $28.3 million, and net revenues of $16.1 million which excludes pass through charges. Going forward,

Illuminet will continue to report NTC's revenues and cost of sales on a net basis excluding these charges. Between year-end 1998 and year-end 1999, NTC's net revenues grew 56%, and between the first quarter of 1999 and first quarter of 2000, net revenues grew by 52%. In connection with the acquisition, Illuminet will issue a total of approximately 1.973 million shares of common stock and options to NTC shareholders and NTC employees. Based upon Illuminet's closing price on the day preceding this announcement of $42.50, the total value of the transaction is estimated at $83.85 million.

The acquisition of NTC will enhance Illuminet's existing portfolio of intelligent network services, such as number portability, toll-free database access and calling-name delivery. Going forward, the addition of NTC's real-time services provides an infrastructure that creates an opportunity for Illuminet to develop a platform for next generation solutions, such as Wireless Intelligent Network (WIN)-based services, Internet Protocol (IP) and wireless data services.

Mr. Roger Moore, President and Chief Executive Officer of Illuminet, said, "The highly competitive nature of the wireless industry has created a strong demand for carriers to have real-time account management systems for prepaid and postpaid applications to enable them to mitigate fraud, minimize credit losses and offer more advanced billing capabilities to their customers. The acquisition of NTC creates new growth opportunities for Illuminet by opening these new markets and adding sophisticated product solutions that extend our portfolio of intelligent network services. Eventually, NTC's products could provide a platform for Illuminet to broaden its services into WIN, IP and wireless data services. We believe that our existing customers could receive significant benefit from NTC's services and potential customers will find additional value in our expanded capabilities."

Mr. Moore added, "In conjunction with last year's IPO, we announced that we would seek strategic acquisitions that leverage our existing network or customer relationships. The acquisition of NTC delivers on both of those objectives. The combination is a logical fit because we have a history together - we are jointly developing NTC's iRoam service, a seamless real-time roamer application for prepaid accounts, which NTC will deploy utilizing our SS7 network. NTC has strong top-line growth, is profitable and accretive to our earnings, strengthens our competitive position and creates a new platform for expansion into next generation services. We intend to continue to seek additional opportunities that enhance our ability to offer a broad suite of outsourced services to communications carriers."

Mr. George Lebus, Chairman and Chief Executive Officer of NTC, said, "NTC and Illuminet both benefited and grew from telecom deregulation, so we share similar entrepreneurial, customer-driven growth strategies and a common vision of the future of telecom. NTC, which has grown to become one of the largest providers of wireless prepaid services in the country with 117 million billed minutes of use in 1999, was first to market with real-time prepaid roaming, delivery of multiple services billed on a single account, nationwide prepaid replenishment and automated credit card roaming. Illuminet has become the largest independent nationwide provider of intelligent network and SS7 services to telecom carriers. Together, NTC and Illuminet will be better able to respond to growing demand from wireless carriers for new, value-added services that they can provide to their customers, the end-user."

Headquarters and Management

NTC will be operated as a wholly owned subsidiary of Illuminet, and its headquarters will remain in Dallas. George Lebus, who has been with NTC since 1990, will continue as President of NTC.

Finance and Accounting

As part of the agreement, Illuminet will assume and immediately retire $3.9 million of NTC indebtedness. Five percent of all shares issued will be held in escrow to address potential adjustments during the escrow period.

The transaction will be accounted for as a pooling of interests and is anticipated to be accretive by the first quarter of 2001. The acquisition has been approved by the board of directors of each company and is expected to close in June 2000 subject to customary third-party approvals and other closing conditions.

Because the merger will be a pooling transaction, Illuminet will revise its historical financial statements to combine the results of NTC. As a result, Illuminet's December 31, 1999 revenues and net earnings will be increased to $116.7 million and $13.6 million, respectively, and for the period ended March 31, 2000, revenues and net earnings will be increased to $34.5 million and $7.3 million, respectively.

Robertson Stephens acted as financial advisor to Illuminet.  The
Robinson-Humphry Company, Inc. acted as financial advisor to NTC.

ABOUT ILLUMINET:
Founded in 1981, Illuminet operates the largest Signaling System 7 (SS7) network in the United States not affiliated with a major carrier and is a leading provider of complementary intelligent network services to telecommunications carriers. Connection to the Illuminet network gives carriers access to the system of signaling networks of nearly the entire U.S. public-switched telecommunications infrastructure through a single source. Illuminet specializes in signaling network services and intelligent network solutions for a variety of services such as calling name delivery, calling card validation, wireless roaming, number portability, network usage measurement, network management, clearinghouse services, toll-free database and other specialized database access functions. Illuminet's headquarters are at 4501 Intelco Loop, SE, Lacey, WA 98503; (360) 493-6000; www.illuminet.com.

 Illuminet is a registered service mark of Illuminet, Inc., in the United States and Canada. Other product and service brand names are trademarks of their respective owners.

ABOUT NTC:
NTC Corporation (NTC), based in Dallas, provides a variety of enhanced application service products to the communications industry including unregistered wireless roaming services via American Roaming Network and real-time billing services under SmartPay Wireless(TM). Visit the company's web site at http://www.ntcworld.com.

CAUTIONARY STATEMENT: Statements regarding growth in revenues contained in this release are forward-looking statements. "Forward-looking" statements, as defined in the Private Securities Litigation reform Act of 1995 ("Act"), are based on current expectations, estimates and projections. Such statements are made pursuant to the safe harbor provisions of the Act. Statements that are not historical facts, including statements about Illuminet's beliefs and expectations are forward-looking statements. There are certain important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements. For a discussion of the principal factors that may cause actual results to be different, please refer to the company's registration statement filed with the SEC on August 23, 1999 and declared effective October 7, 1999 as well as the Company's 10-K filing on March 14, 2000. Illuminet undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

CONFERENCE CALL: Illuminet will host a conference call to discuss details of its acquisition of NTC. A replay of the conference call may be heard, beginning at 12:00 PM EDT on June 13, 2000 on the company's web site at www.Illuminet.com/ir.

                                    # # #